Contact: Arena Pharmaceuticals, Inc. Craig M. Audet, Ph.D., Senior Vice President, Operations & Head of Global Regulatory Affairs caudet@arenapharm.com 858.453.7200, ext. 1612 www.arenapharm.com

Arena Pharmaceuticals Reports Fourth Quarter and Full Year 2015 Financial Results
and Provides Corporate Update

-- Conference Call and Webcast Scheduled for Today at 5:00 p.m. Eastern Time --

SAN DIEGO, CA, February 29, 2016 - Arena Pharmaceuticals, Inc. (NASDAQ: ARNA) today reported financial results for the fourth quarter and full year ended December 31, 2015, and provided a corporate update.

“Arena took a number of important steps in 2015, including initiating two Phase 2 clinical trials, partnering two of our programs, filing a new drug application and reducing our internal expenses,” said Harry F. Hixson, Jr., Arena’s interim Chief Executive Officer. “We entered 2016 focused on advancing our internal and partnered clinical-stage compounds that we believe will highlight the intrinsic value of our pipeline and the strength of our R&D capabilities.”

Fourth Quarter and Recent Developments

Research & Development

•	Announced the initiation of a Phase 1b multiple-ascending dose clinical trial of APD371, a selective and potent agonist of the cannabinoid 2 receptor.

•
Announced a collaboration with Boehringer Ingelheim International GmbH that grants them exclusive worldwide rights to Arena’s internally discovered, novel compounds and intellectual property related to an orphan central nervous system, or CNS, receptor. The collaboration also enables joint research in the field of schizophrenia aimed at identifying additional drug candidates.

•
Announced that the CAMELLIA-TIMI 61 study reached its target enrollment of 12,000 patients. The CAMELLIA-TIMI 61 study is designed to evaluate the impact of long-term treatment with BELVIQ on the incidence of major adverse cardiovascular events and conversion to type 2 diabetes mellitus in obese and overweight patients with cardiovascular disease and/or multiple cardiovascular risk factors.

•	Announced that the US Food and Drug Administration accepted for filing the New Drug Application for a once-daily formulation of lorcaserin, which is planned to be marketed as BELVIQ XR®.

•
Axovant Sciences Ltd. announced the initiation of a Phase 2 clinical trial of nelotanserin, Arena’s internally discovered inverse agonist of the serotonin 2A receptor, in patients with dementia with Lewy Bodies or Parkinson’s disease dementia suffering from visual hallucinations. Axovant also announced plans to initiate a second Phase 2 clinical trial this quarter in patients with dementia with Lewy Bodies suffering from REM behavior disorder.

BELVIQ® (lorcaserin HCl) Commercial Update

•	IMS Health estimates that approximately 131,000 prescriptions for BELVIQ were filled in the US in the fourth quarter of 2015.

•
Ildong Pharmaceutical Co., Ltd., estimates that approximately 2.4 million tablets of BELVIQ were prescribed in South Korea in the fourth quarter of 2015, which equates to approximately 40,000 one-month prescriptions.

•
Announced that the US Patent and Trademark Office granted Arena US Patent No. 9,169,213, entitled “Method of Weight Management,” covering BELVIQ for chronic weight management. The patent is based on the discovery that achieving 5% weight loss with BELVIQ by Week 12 is a strong predictor of responses in weight loss at Week 52 of treatment.

Corporate Update

•	Hosted an Analyst and Investor Day in New York that included presentations by company management and key opinion leaders detailing Arena’s internally discovered research and development programs.

Fourth Quarter 2015 Financial Results

•	Revenues totaled $7.8 million, including $3.9 million in net product sales of BELVIQ.

•	Research and development expenses totaled $20.2 million.

•	General and administrative expenses totaled $9.7 million.

•	Restructuring charges totaled $4.0 million.

•	Net loss was $30.5 million, or $0.13 per share.

•	At December 31, 2015, cash and cash equivalents totaled $156.2 million which does not include the $7.5 million upfront payment from the Boehringer Ingelheim agreement.

•	At December 31, 2015, approximately 242.9 million shares of common stock were outstanding.

Full Year 2015 Financial Results

•	Revenues totaled $38.3 million, including $19.7 million in net product sales of BELVIQ.

•	Research and development expenses totaled $88.4 million.

•	General and administrative expenses totaled $36.0 million.

•	Restructuring charges totaled $4.0 million.

•	Net loss was $108.0 million, or $0.45 per share.

2016 Financial Guidance

Absent any new collaborations, Arena expects its 2016 revenues will primarily consist of (i) net product sales of BELVIQ, (ii) milestone achievements under existing collaborations, (iii) amortization of upfront payments from existing collaborations, (iv) toll manufacturing and (v) research funding and patent reimbursements from existing collaborations. Arena does not believe it can accurately predict the amount of future net product sales of BELVIQ or the timing of milestone achievements, if any, and, accordingly, is not providing guidance for its overall 2016 revenues at this time. The amount of BELVIQ net product sales is expected to depend on Eisai’s marketing efforts, including relating to

BELVIQ XR if approved later this year, the extent of reimbursement coverage for BELVIQ in the United States, and receiving regulatory approval in countries outside the United States. Potential milestones payments for 2016 of up to an aggregate of approximately $16.0 million include milestones for obtaining regulatory approval for the once-daily formulation of lorcaserin, BELVIQ XR, in the United States, regulatory approval of the twice-daily formulation of lorcaserin, BELVIQ, in Mexico, Brazil and Israel, and acceptance by Boehringer Ingelheim of a first development compound. Amortization of upfront payments from existing collaborations is expected to be approximately $12.0 million, toll manufacturing revenue is expected to be approximately $4.0 million, and research funding and patent reimbursements from existing collaborations are expected to be approximately $3.0 million.
Arena expects full year 2016 research and development expenses of approximately $89.0 million to $98.0 million, including non-cash expenses of approximately $11.0 million. The research and development expenses include external clinical and preclinical study fees of approximately $45.0 million to $49.0 million, most of which relates to Arena’s continuing Phase 2 clinical trials for APD334 and APD811 and its share of the costs for the BELVIQ cardiovascular outcomes trial. Arena also expects full year 2016 general and administrative expenses of approximately $27.0 million to $33.0 million, including non-cash expenses of approximately $7.0 million. In addition, Arena expects to spend approximately $1.0 million to $2.0 million for capital expenditures and approximately $9.0 million for payments related to its financing obligations for the sale and lease back of certain of its real property. Arena may adjust its expenses based on the cash it receives during the year, including from BELVIQ net product sales or any milestones or new collaborations.

Scheduled Conference Call and Webcast

Arena will host a conference call and webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to provide a corporate update and report fourth quarter and full year 2015 financial results. The conference call may be accessed by dialing 877.643.7155 for domestic callers and 914.495.8552 for international callers. Please specify to the operator that you would like to join the “Arena Pharmaceuticals’ Fourth Quarter and Full Year 2015 Financial Results Call.” The conference call will be webcast live under the investor relations section of Arena’s website at www.arenapharm.com, and will be archived there for 30 days following the call. Please connect to Arena’s website several minutes prior to the start of the broadcast to ensure adequate time for any software download that may be necessary.

About BELVIQ® (lorcaserin HCl) CIV

BELVIQ is approved by the US Food and Drug Administration to be used along with a reduced-calorie diet and increased physical activity for chronic weight management in adult patients with an initial body mass index of:

•	30 kg/m2 or greater (obese), or

•	27 kg/m2 or greater (overweight) in the presence of at least one weight-related comorbid condition (e.g., hypertension, dyslipidemia, type 2 diabetes).

Limitations of Use:

•
The safety and efficacy of coadministration of BELVIQ with other products intended for weight loss including prescription drugs (e.g., phentermine), over-the-counter drugs, and herbal preparations have not been established.

•	The effect of BELVIQ on cardiovascular morbidity and mortality has not been established.

In clinical trials, the most common adverse reactions for patients without diabetes treated with BELVIQ were headache, dizziness, fatigue, nausea, dry mouth, and constipation, and, in patients with diabetes, the most common adverse reactions were hypoglycemia, headache, back pain, cough, and fatigue.

For additional information about BELVIQ, including important safety information, click here for the full Prescribing Information or visit www.BELVIQ.com.

About Arena Pharmaceuticals

Arena embraces the challenge of improving health by seeking to bring innovative medicines targeting G protein-coupled receptors to patients. Arena’s focus is discovering, developing and commercializing drugs to address unmet medical needs, and BELVIQ® (lorcaserin HCl) is Arena’s first internally discovered drug approved for marketing. Arena’s US operations are located in San Diego, California, and its operations outside of the United States, including its commercial manufacturing facility, are located in Zofingen, Switzerland. For more information, visit Arena’s website at
www.arenapharm.com.

Arena Pharmaceuticals® and Arena® are registered service marks of Arena Pharmaceuticals, Inc. BELVIQ® and BELVIQ XR® are registered trademarks of Arena Pharmaceuticals GmbH.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the importance of steps taken in 2015; advancing clinical-stage compounds; highlighting the value of Arena’s pipeline and strength of its R&D capabilities; rights, activities and expectations with respect to collaborations, including with respect to research and development and regulatory activities; the progress, study, therapeutic indication, mechanism of action and potential of compounds and other aspects of research and development; the therapeutic indication, use, safety, efficacy, mechanism of action and potential of BELVIQ, BELVIQ XR or lorcaserin; financial guidance and related assumptions and expectations; patent coverage; embracing the challenge of improving health; seeking to bring innovative medicines to patients; and Arena’s focus, plans, goals, strategy, expectations, research and development programs, and ability to discover and develop compounds and commercialize drugs. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: having adequate funds and other assets and their effective use; risks related to commercializing BELVIQ or any future drug, including regulatory, manufacturing, supply and marketing issues and their availability and use; the risk that Arena’s revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena’s guidance or previously reported results; the timing and outcome of regulatory review is uncertain, and lorcaserin may not receive any additional marketing approvals; regulatory decisions in one territory may impact other regulatory decisions and Arena’s business prospects; government and commercial reimbursement and pricing decisions; risks related to relying on collaborative arrangements; the timing and receipt of payments and fees, if any, from collaborators; the entry into or modification or termination of collaborative arrangements; the timing, success and cost of Arena’s research and development and related strategy and decisions; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; data and other information related to any of Arena’s research and development may not meet regulatory requirements or otherwise be sufficient for (or Arena or a collaborator may not pursue) further research and development, regulatory review or approval or continued marketing; Arena’s and third parties’ intellectual property rights; and satisfactory resolution of litigation or other disagreements. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s filings with the Securities and Exchange Commission. These forward-looking statements represent Arena’s judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Arena Pharmaceuticals, Inc. Condensed Consolidated Statements of Operations (In thousands, except per share amounts)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)		(Note)
Revenues
Net product sales	$3,939	$3,846	$19,726	$15,983
Other Eisai collaborative revenue	2,091	4,577	9,505	18,611
Toll manufacturing	1,051	313	4,250	1,497
Other collaborative revenue	670	455	4,845	879
Total revenues	7,751	9,191	38,326	36,970

Operating Costs & Expenses
Cost of product sales	2,461	2,320	8,590	6,369
Cost of toll manufacturing	787	266	4,585	1,390
Research & development	20,170	27,826	88,411	100,347
General & administrative	9,655	8,939	35,966	34,137
Restructuring	3,972	0	3,972	0
Total operating costs & expenses	37,045	39,351	141,524	142,243

Interest & Other Income (Expense)
Interest income	53	14	158	83
Interest expense	(1,695)	(1,710)	(6,828)	(6,915)
Gain from valuation of derivative liabilities	0	929	474	4,418
Gain on sale of available-for-sale securities	0	0	0	49,553
Other	477	(1,134)	1,415	(2,374)
Total interest & other income (expense), net	(1,165)	(1,901)	(4,781)	44,765
Net loss	$(30,459)	$(32,061)	$(107,979)	$(60,508)

Net loss per share:
Basic	$(0.13)	$(0.15)	$(0.45)	$(0.28)
Diluted	$(0.13)	$(0.15)	$(0.45)	$(0.28)

Shares used in calculating net loss per share:
Basic	242,566	220,152	240,671	219,734
Diluted	242,566	220,152	240,671	219,734

Note: The Condensed Consolidated Statements of Operations have been derived from the audited financial statements for the years ended December 31, 2015 and 2014, respectively.

Arena Pharmaceuticals, Inc. Condensed Consolidated Balance Sheet Data (In thousands)

	December 31, 2015	December 31, 2014

Assets
Cash & cash equivalents	$156,184	$163,209
Accounts receivable	4,934	3,712
Inventory	9,502	10,831
Prepaid expenses & other current assets	4,218	4,144
Land, property & equipment, net	71,828	82,919
Intangibles & other non-current assets	10,126	11,570
Total assets	$256,792	$276,385

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities	$25,493	$49,158
Total deferred revenues	109,042	108,302
Derivative liabilities	0	474
Total lease financing obligations & other long-term liabilities	68,715	71,106
Total stockholders’ equity	53,542	47,345
Total liabilities & stockholders’ equity	$256,792	$276,385

The Condensed Consolidated Balance Sheet Data has been derived from the audited financial statements as of that date.